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                                                                                                               EXHIBIT (11)
                               SPRINT CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (In Millions, Except Per Share Data)

                                                                          For the Years Ended December 31,
                                                                    ----------------------------------------------
                                                                          1995            1994            1993
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
PRIMARY EARNINGS PER SHARE
Income from continuing operations                                   $      946.1    $      899.2    $      517.1
Preferred stock dividends                                                   (2.6)           (2.7)           (2.8)
--------------------------------------------------------------------- ------------ -- ------------ -- -----------
                                                                           943.5           896.5           514.3

Discontinued operations, net                                                14.5            (8.5)          (50.4)
Extraordinary items                                                       (565.3)            --            (29.2)
Cumulative effect of changes in accounting principles, net                   --              --           (382.6)
--------------------------------------------------------------------- ------------ -- ------------ -- -----------
Earnings applicable to common stock                                 $      392.7    $      888.0    $       52.1
                                                                    -- ------------ -- ------------ -- -----------

Weighted average number of common shares (1)                               350.1           348.7           343.7
                                                                    -- ------------ -- ------------ -- -----------

Primary earnings per share
    Continuing operations                                           $       2.69    $       2.57    $       1.50
    Discontinued operations                                                 0.04           (0.02)          (0.15)
    Extraordinary items                                                    (1.61)           --             (0.08)
    Cumulative effect of changes in accounting principles                   --              --             (1.12)
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Total                                                               $       1.12    $       2.55    $       0.15
                                                                    -- ------------ -- ------------ -- -----------

FULLY DILUTED EARNINGS PER SHARE
Income from continuing operations, net of preferred stock
    dividends                                                       $      943.5    $      896.5    $      514.3
Convertible preferred stock dividends                                        0.5             0.6             0.6
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
                                                                           944.0           897.1           514.9

Discontinued operations, net                                                14.5            (8.5)          (50.4)
Extraordinary items                                                       (565.3)           --             (29.2)
Cumulative effect of changes in accounting principles, net                  --              --            (382.6)
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Earnings as adjusted for purposes of computing fully diluted
    earnings per share                                              $      393.2    $      888.6    $       52.7
                                                                    -- ------------ -- ------------ -- -----------

Weighted average number of common shares                                   350.1           348.7           343.7
Additional dilution for common stock equivalents and dilutive
    securities                                                               2.7             1.3             2.0
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Total                                                                      352.8           350.0           345.7
                                                                    -- ------------ -- ------------ -- -----------

Fully diluted earnings per share
    Continuing operations                                           $       2.68    $       2.56    $       1.49
    Discontinued operations                                                 0.04           (0.02)          (0.15)
    Extraordinary item                                                     (1.61)           --             (0.08)
    Cumulative effects of changes in accounting principles                  --              --             (1.11)
------------------------------------------------------------------- -- ------------ -- ------------ -- -----------
Total                                                               $       1.11    $       2.54    $       0.15
                                                                    -- ------------ -- ------------ -- -----------

(1) Weighted average number of common shares outstanding has been adjusted for dilutive common stock equivalents using the treasury stock method.

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